UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2006

____________________

CepTor Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32717	11-2897392
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 International Circle, Suite 5100, Hunt Valley, Maryland 21030

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (410) 527-9998

                                                 N/A

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

William H. Pursley resigned as Chairman of the Board and Chief Executive Officer, effective December 31, 2006.  Mr. Pursley’s resignation was not as a result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Our Board of Directors appointed Howard Becker to serve as Chief Executive Officer and as a director of the Company, effective December 11, 2006. The Company is currently negotiating an employment agreement with Mr. Becker on terms customary for a chief  executive officer position.

Before joining the Company, from March 2005, Mr. Becker was employed by Xechem International, Inc., a development stage pharmaceutical company based in New Brunswick, New Jersey, where he most recently served as Vice President of Operations.  Prior thereto, Mr. Becker served as a business consultant to a variety of companies through his private consulting firm.  Mr. Becker is also a licensed attorney and practiced law for eighteen years in New York City, specializing in business reorganizations and corporate restructurings, including ten years with Kaye, Scholer, Fierman, Hays & Handler, LLP.  He was also associated with Skadden, Arps, Slate, Meagher & Flom, LLP and Milbank, Tweed, Hadley & McCloy, LLP.  Mr. Becker graduated magna cum laude from Tufts University in 1981 and received his law degree from the University of Michigan Law School in 1984.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPTOR CORPORATION
Date: December 15, 2006
	By:	/s/ Howard Becker

Howard Becker Chief Executive Officer